EXHIBIT 99.1

                    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

NETSCHOOLS CORPORATION

FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

NETSCHOOLS CORPORATION
TABLE OF CONTENTS
--------------------------------------------------------------------------------



                                                                                                       PAGE(S)
Report of Independent Accountants                                                                         1

Financial Statements

     Balance Sheets
         As of December 31, 2001 and 2000                                                                 2

     Statements of Operations
         For the years ended December 31, 2001 and 2000                                                   3

     Statements of Changes in Shareholders' Deficit
         For the years ended December 31, 2001 and 2000                                                   4

     Statements of Cash Flows
         For the years ended December 31, 2001 and 2000                                                   5

Notes to Financial Statements                                                                          6 - 16

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of NetSchools Corporation


In our opinion, the accompanying balance sheets and the related statements of operations, shareholders' deficit and cash flows present fairly, in all material respects, the financial position of NetSchools, Inc. at December 31, 2001 and 2000, and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the financial statements, all of the outstanding stock of the Company was purchased by PLATO Learning, Inc. effective May 9, 2002.





Atlanta, Georgia
July 11, 2002

NETSCHOOLS CORPORATION
BALANCE SHEETS
AS OF DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                                                        DECEMBER 31,
                                                                    2001           2000
ASSETS
Current assets
  Cash and cash equivalents                                    $    249,000    $  9,696,000
  Restricted cash                                                   125,000         152,000
  Accounts receivable, less allowance for doubtful
    accounts of approximately $229,000 and $104,000
    at December 31, 2001 and 2000, respectively                     908,000       3,541,000
  Unbilled accounts receivable                                           --         574,000
  Inventory, net                                                    543,000       1,177,000
  Deferred charges                                                3,657,000              --
  Other current assets                                              187,000         352,000
                                                               ------------    ------------
      Total current assets                                        5,669,000      15,492,000

Property and equipment, net                                       1,131,000         964,000
Other non current assets                                            200,000         335,000
                                                               ------------    ------------
      Total assets                                             $  7,000,000    $ 16,791,000
                                                               ============    ============
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities
  Accounts payable                                             $  2,304,000    $  1,615,000
  Accrued liabilities                                             1,500,000       1,872,000
  Deferred revenues, current                                      6,355,000       1,586,000
  Current maturities of long-term debt                            6,438,000       5,035,000
  Current maturities of capital lease obligation                     71,000          11,000
                                                               ------------    ------------
      Total current liabilities                                  16,668,000      10,119,000
                                                               ------------    ------------
  Deferred revenues, net of current portion                         280,000         526,000
  Long-term debt                                                    516,000              --
  Capital lease obligations                                          71,000          26,000
                                                               ------------    ------------
      Total liabilities                                          17,535,000      10,671,000

Commitments and contingencies

Convertible preferred stock, Series A                             5,944,000       5,944,000
Convertible preferred stock, Series B                             7,982,000       7,982,000
Redeemable convertible preferred stock, Series C                 15,909,000      15,909,000
Redeemable convertible preferred stock, Series D                 23,800,000      23,800,000
Mandatorily redeemable convertible preferred stock, Series E     29,084,000      27,891,000
Mandatorily redeemable convertible preferred stock, Series 1          1,000              --
                                                               ------------    ------------
                                                                 82,720,000      81,526,000
                                                               ------------    ------------

Shareholders' deficit:
Common Stock, no par value; 30,000,000 shares authorized;
  2,992,806 and 2,791,546 shares issued and outstanding
  as of December 31, 2001 and 2000, respectively                  3,201,000       1,886,000
Accumulated deficit                                             (96,456,000)    (77,292,000)
                                                               ------------    ------------
      Total shareholders' deficit                               (93,255,000)    (75,406,000)
                                                               ------------    ------------
      Total liabilities and shareholders deficit               $  7,000,000    $ 16,791,000
                                                               ============    ============



   The accompanying notes are an integral part of these financial statements.

NETSCHOOLS CORPORATION
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------



                                           2001           2000

Revenues                              $ 11,920,000    $ 10,114,000

Cost of revenues                        12,282,000      14,377,000
Selling, general and administrative     12,647,000      12,393,000
Research and development                 4,436,000       7,491,000
Depreciation and amortization              567,000         600,000
                                      ------------    ------------
      Total operating expenses          29,932,000      34,861,000
                                      ------------    ------------
Loss from operations                   (18,012,000)    (24,747,000)

Other income:
  Interest expense, net                  1,152,000       1,973,000
                                      ------------    ------------
Net loss                              $(19,164,000)   $(26,720,000)
                                      ============    ============


   The accompanying notes are an integral part of these financial statements.

NETSCHOOLS CORPORATION
STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                                                                               TOTAL
                                                     COMMON STOCK           ACCUMULATED     SHAREHOLDERS'
                                                SHARES         AMOUNT         DEFICIT          DEFICIT

Balance as of December 31, 1999                2,753,948    $    774,000    $(54,006,000)   $(53,232,000)

  Exercise of stock options                       37,598          37,000              --          37,000

  Accretion to redemption value of
    Series C and D mandatorily redeemable
    convertible preferred stock                       --              --       3,434,000       3,434,000

  Warrants attached to note payable                            1,075,000                       1,075,000

  Net loss                                                                   (26,720,000)    (26,720,000)
                                             -----------    ------------    ------------    ------------
Balance as of December 31, 2000                2,791,546       1,886,000     (77,292,000)    (75,406,000)

  Exercise of stock options                      201,260         101,000              --         101,000

  Warrants attached to long-term debt                 --       1,214,000              --       1,214,000

  Net loss                                            --              --     (19,164,000)    (19,164,000)
                                             -----------    ------------    ------------    ------------
Balance as of December 31, 2001                2,992,806    $  3,201,000    $(96,456,000)   $(93,255,000)
                                             ===========    ============    ============    ============



   The accompanying notes are an integral part of these financial statements.

NETSCHOOLS CORPORATION
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                                                                  2001            2000

Cash flows from operating activities:
Net loss                                                                      $(19,164,000)   $(26,720,000)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization                                                    567,000         600,000
  Loss on disposal of fixed assets                                                  11,000              --
  Warrants attached to note payable                                                     --       1,075,000
  Amortization of discount on long-term debt                                       612,000              --
  Changes in assets and liabilities:
    Restricted cash                                                                 27,000          51,000
    Accounts receivable                                                          2,633,000       1,718,000
    Unbilled accounts receivable                                                   574,000         196,000
    Inventory                                                                    1,634,000        (931,000)
    Deferred charges                                                            (3,657,000)             --
    Other current assets                                                           165,000        (101,000)
    Other noncurrent assets                                                        135,000         345,000
    Accounts payable                                                               689,000        (440,000)
    Accrued liabilities                                                           (372,000)     (1,237,000)
    Deferred revenues                                                            4,523,000       1,524,000
                                                                              ------------    ------------
          Net cash used in operating activities                                (11,623,000)    (23,920,000)
                                                                              ------------    ------------
Cash flows from investing activities:
  Redemption (purchase) of short term investment                                        --       1,467,000
  Purchases of property and equipment                                             (586,000)       (865,000)
                                                                              ------------    ------------
          Net cash provided by (used in) investing activities                     (586,000)        602,000
                                                                              ------------    ------------
Cash flows from financing activities:
  Proceeds from notes payable                                                    4,805,000       9,120,000
  Payments on notes payable                                                     (2,284,000)     (3,870,000)
  Proceeds from line of credit, net of payments                                         --       4,910,000
  Payments on capital leases                                                       (54,000)         (6,000)
  Proceeds from issuance of common stock                                           101,000          37,000
  Proceeds from issuance of preferred stock, net of
    issuance costs                                                                 194,000      22,641,000
                                                                              ------------    ------------
          Net cash provided by financing activities                              2,762,000      32,832,000
                                                                              ------------    ------------
Net increase (decrease) in cash and cash equivalents                            (9,447,000)      9,514,000
Cash and cash equivalents at beginning of period                                 9,696,000         182,000
                                                                              ------------    ------------
Cash and cash equivalents at end of period                                    $    249,000    $  9,696,000
                                                                              ============    ============
Supplemental disclosure of cash flow information:
  Cash paid for interest                                                      $    379,460    $    376,725
  Acquisition of property and equipment under capital leases                  $    159,000    $     43,000

Supplemental disclosure of non cash investing and financing activities:
  In 2000, the Company converted $5,250,000 in notes payable into 2,234,031 shares of Series E-2 Preferred Stock

  In 2001, the Company issued Series E - 2 Preferred Stock for inventory valued at $1,000,000


   The accompanying notes are an integral part of these financial statements.

NETSCHOOLS CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.     BUSINESS AND BASIS OF PRESENTATION

       BUSINESS
       NetSchools Corporation, (the "Company") was incorporated in the State of California in April 1996 to engage in the design, development, and marketing of computer software and hardware products for use in educational applications.

       All of the outstanding stock of the Company was purchased by PLATO Learning, Inc. effective May 9, 2002.


2.     SIGNIFICANT ACCOUNTING POLICIES

       USE OF ESTIMATES
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported and disclosures made in the financial statements and accompanying notes. Actual results may differ from those estimates. Such estimates include the useful lives and net realizable value of property and equipment and the valuation of accounts receivable, inventory and deferred income taxes.

       CASH EQUIVALENTS
       The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

       INVENTORY
       Inventory is stated at the lower of cost or market, cost being determined using the first-in first-out method.

       PROPERTY AND EQUIPMENT
       Property and equipment, including certain equipment acquired under capital leases, are stated at cost. Property and equipment are depreciated using the straight-line method over the assets' expected useful lives which range from one to five years. Assets acquired under capital leases are amortized over the term of the underlying lease. Amortization of leasehold improvements is recorded on a straight-line basis over the shorter of the useful life of the improvement or the term of the lease. Such amounts are included in depreciation and amortization expense. Maintenance and repairs are charged to expense as incurred.

       SOFTWARE DEVELOPMENT COSTS
       Research and development costs, which consist partially of software development costs, are expensed as incurred. Statement of Financial Accounting Standards No. 86 ("FAS 86") requires the capitalization of certain software development costs after technological feasibility of software is established. The time between the establishment of technological feasibility and the general release of the Company's products is limited. Accordingly, all such costs are included in research and development.

NETSCHOOLS CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


       INCOME TAXES
       The Company accounts for income taxes using the asset and liability method as prescribed by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109").

       Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

       The Company provides a valuation allowance for deferred tax assets when it is more likely than not that all or a portion of the assets will not be realized.

       REVENUE RECOGNITION
       2001
       The Company uses AICPA Statement of Position No. 97-2, Software Revenue Recognition and related interpretations to account for its revenue transactions. During 2001, the Company changed the nature of its business from that of primarily delivering its software products and related services over local area networks (LANs) via hardware components that were of a proprietary design, to a delivery platform based on an application service provider (ASP) model. As such, the Company no longer required that its customers purchase all hardware components from the Company, and transitioned its software product to operate within an open technology architecture. During 2001, the Company sold hardware, software subscriptions, and professional services to its customers. When the Company has a signed agreement, delivery has occurred, and vendor-specific objective evidence ("VSOE") of the undelivered elements exists, the Company recognizes revenue when the hardware is shipped. If the delivered hardware is essential to the functionality of the undelivered elements, it is recognized ratably over the minimum period the customer is contractually obligated to subscribe to the software. When hardware revenues are deferred over the life of the arrangement, the costs of the hardware are deferred and recognized over the life of the arrangement as well. Those costs are included in deferred charges on the balance sheet. Software subscription fees are recognized ratably over the subscription period. Professional services fees not considered essential to the functionality of the solution ordered by the client are recognized when the services are complete otherwise they are recognized ratably over the software subscription period.


       2000
       Professional services revenue is recognized from fixed price contracts as services are provided for or by using the percentage-of-completion method of accounting, based on the ratio of costs incurred to the total estimated project cost, for individual fixed-price contracts. Provisions for any estimated losses on uncompleted contracts are made in the period in which such losses become evident.

NETSCHOOLS CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


       The Company's subscription revenue from web-based services include site fees, hosting, royalties, and content sales. The revenues are determined by individual contracts, one to three years in length, which specify functionality of the site and the commerce conducted on the site. The subscription fees are recognized ratably over the life of the contract. Royalty revenue was recognized as earned. Content revenue is either recognized ratably over the life of the contract for course usage on bundled curriculum courses or recognized at the time of the purchase of individual courses. Revenues from tangible goods, including books, videotapes and CD-roms, are recognized at the time of shipment.

       CONCENTRATION OF CREDIT RISK
       Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents. The Company places its cash primarily in checking and money market accounts with high credit quality financial institutions.

       In addition to cash and cash equivalents, trade accounts receivable is the only financial instrument, which potentially exposes the Company to concentrations of credit risk. As of December 31, 2001, 2 customers comprised 46% of the Company's accounts receivable balance. Additionally, for the year ended December 31, 2001, 58% of the Company's revenues were generated by 2 customers.

       The Company provides credit in the normal course of business to various types and sizes of educational institutes located throughout the country. As a result, the Company believes that concentration of credit risk with respect to trade accounts receivable is not significant.

       As of December 31, 2000, seven customers comprised 73% of the Company's accounts receivable balance. For the year ended December 31, 2000, 53% of the Company's revenues were generated by 3 customers.

       FAIR VALUE OF FINANCIAL INSTRUMENTS
       The carrying amounts reported in the balance sheet for the Company's financial instruments approximate fair values.

       COMPREHENSIVE INCOME
       Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, requires the Company to present comprehensive income, which is net income plus all other changes in net assets from non-owner sources and its components in the financial statements. For the years ended December 31, 2001 and 2000, the only component of comprehensive income was net loss.

       ADVERTISING
       Advertising costs are expensed as incurred and are included in sales and marketing expenses. Advertising expense was $406,000 and $131,000, respectively during the years ended December 31, 2001 and 2000.

NETSCHOOLS CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


       RECLASSIFICATIONS
       Certain amounts in the financial statements have been reclassified to conform with the current years presentation.


3.     PROPERTY AND EQUIPMENT

       At December 31, 2001 and 2000, property and equipment consisted of the following:

                                                  DECEMBER 31,
                                              2001           2000
         Computer equipment               $ 1,695,000    $ 2,413,000
         Office equipment and furniture       280,000        433,000
         Leasehold improvements                16,000         32,000
         Capital leases                       158,000         43,000
                                          -----------    -----------
                                            2,149,000      2,921,000
         Less: Accumulated depreciation    (1,018,000)    (1,957,000)
                                          -----------    -----------
                                          $ 1,131,000    $   964,000
                                          ===========    ===========


       Depreciation and amortization expense was $567,000 and $600,000 for the years ended December 31, 2001 and 2000, respectively.


4.     ACCRUED LIABILITIES

       At December 31, 2001 and 2000, accrued liabilities consisted of the following:

                                                         DECEMBER 31,
                                                      2001           2000

                Compensation and related benefits   $1,108,000   $  951,000
                Accrued warranty                            --      448,000
                Other                                  392,000      473,000
                                                    ----------   ----------
                                                    $1,500,000   $1,872,000
                                                    ==========   ==========


5.     LONG-TERM DEBT

                Convertible notes          $ 4,805,000
                Bank note payable            2,752,000
                Less: Current maturities    (6,438,000)
                    Discount on debt          (603,000)
                                           -----------
                                           $   516,000
                                           ===========

NETSCHOOLS CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


       During 2001, the Company issued $4,805,000 convertible notes to holders of the Company's preferred stock. The notes are due March 1, 2002 and may convert to equity securities at 70% of the price of equity securities issued by the Company in a subsequent round of financing defined by the convertible note agreements. These notes were settled with consideration from the purchaser of the Company, which was effective May 9, 2002. In conjunction with the issuance of the convertible notes, the Company issued 2,187,371 warrants to purchase Series E-2 Preferred Stock to the note holders. Accordingly, the Company allocated the proceeds of the notes among the warrants and notes according to their relative fair values resulting in a discount on the notes of $975,000 to be amortized over the term of the notes.

       We amended in 2001 a financing agreement (the "Agreement") with a bank whereby the bank provides financing up to a maximum of $6 million or the lesser of (1) 85% of our eligible receivables and (2) the total unpaid loan principal balance of $2.5 million. The balance of the bank note payable was fixed at $3,266,000 at the date the agreement was amended. According to the terms of the amendment, the principal of the debt is to be repaid in monthly installments of $136,100 commencing on September 30, 2001. Borrowings under this agreement are collateralized by substantially all of the tangible and intangible assets of the Company. The unpaid balance of the debt accrues interest at the prime rate plus 3.5%. As of December 31, 2001, the total balance under this agreement was $2,752,000.

       In conjunction with the amendment of the agreement, the Company issued 275,010 warrants to purchase Series E-2 preferred stock to the lender. According, the Company allocated the balance of the debt among the warrants and debt according to their relative fair values resulting in a discount on the debt of $239,000 to be amortized over the remaining 36 month term of the debt.

       In conjunction with the Agreement, we issued 85,106 warrants during 2000 to acquire shares of our Series E-1 Preferred Stock at an exercise price of $2.35 per share. Interest expense recorded to reflect the value of such warrants was $126,000 as determined using the Black-Scholes model.

       In 2000, we issued notes payable of $9,000,000 in conjunction with our Series E financing. In conjunction with such borrowings, we paid a commitment fee of $120,000 and issued 588,750 warrants to acquire shares of our Series E-1 Preferred Stock at an exercise price of $1.76 per share. Interest expense recorded to reflect the value of such warrants was $949,000 as determined using the Black-Scholes model. The holders of these notes converted $5,250,000 in debt into 2,234,031 shares of our Series E-2 Preferred Stock.

       In addition, we have a restricted cash deposit used as collateral for our letter of credit with an independent third party.

NETSCHOOLS CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


       Principal payments on debt over the next two years are due as follows:

         2002           $   6,438,000
         2003               1,118,000
                        -------------
                        $   7,556,000
                        =============


6.     COMMITMENTS AND CONTINGENCIES

       The Company leases office space and certain equipment under noncancelable operating and capital leases expiring in various years through 2005. Future minimum payments under the noncancellable operating and capital leases with initial terms of one year or more consist of the following at December 31, 2001:

                                                        CAPITAL     OPERATING
                                                         LEASE        LEASE
         2002                                             80,000   $1,297,000
         2003                                             59,000    1,133,000
         2004                                             31,000       95,000
         2005 and thereafter                               2,000           --
                                                      ----------   ----------
         Total minimum obligations                    $  172,000   $2,525,000
                                                                   ==========
         Less interest on capital leases                  30,000
                                                      ----------
         Present value of net minimum obligation         142,000
         Less:  Current portions                          71,000
                                                      ----------
         Long-term obligations at December 31, 2000   $   71,000
                                                      ==========

       Rental expense under operating leases was approximately $443,000 and $799,000 for the years ended December 31, 2001 and 2000, respectively.

       From time to time, the Company is made party to routine litigation incidental to the business. As of December 31, 2001, the Company was not engaged in any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on the Company.


7.     PREFERRED STOCK

       During 2001, the Company issued 425,149 shares of E-1 mandatorily redeemable preferred stock in exchange for inventory from a vendor with a fair value of $1,000,000. In addition, the Company issued 106,383 shares of E-2 mandatorily redeemable preferred stock from the vendor for proceeds, net of issuance costs, of $192,000.

NETSCHOOLS CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


       The Convertible Preferred Stock comprise the series designated as follows:

                                                                              NUMBER OF
                                                               NUMBER OF        SHARES
                                                                SHARES        ISSUED AND  LIQUIDATION
                                                               AUTHORIZED    OUTSTANDING     VALUE
                                                               ----------    -----------  -----------
         Series A Convertible Preferred Stock ("Series A")     2,135,212     2,135,212   $ 6,000,000
         Series B Convertible Preferred Stock ("Series B")     1,880,630     1,801,801     8,000,000
         Series C Redeemable Convertible Preferred
           Stock ("Series C")                                  3,121,069     2,412,605    16,888,000
         Series D Redeemable Convertible Preferred
           Stock ("Series D")                                  5,132,654     3,858,356    24,500,000
         Series E-1 Mandatorily Redeemable
           Convertible Preferred Stock                         2,600,000       425,149     1,000,000
         Series E-2 Mandatorily Redeemable
           Convertible Preferred Stock ("collectively with
           Series E-1 Preferred Stock referred to
           as Series E")                                      25,000,000    12,783,575    30,041,000
         Series 1 Mandatorily Redeemable Preferred
           Stock ("Series 1")                                  5,500,000     4,805,314         1,000
                                                              ----------    ----------   -----------
                                                              45,369,565    28,222,012   $86,430,000
                                                              ==========    ==========   ===========

       The Series A, B, C, D and E preferred stock are collectively referred to as the "Senior Preferred Stock."

       CONVERSION
       Each share of Series A, Series B, Series C, Series D and Series E Preferred Stock is convertible at the option of the holder into one share of Common Stock based on a conversion price of $2.58, $3.41, $4.40, $4.40 and $2.35, respectively. These conversion prices are subject to adjustment in certain circumstances including certain issuances of Common Stock at below the conversion prices. The issuance of the Series E-2 Preferred Stock resulted in an adjustment to the conversion ratio for the Series A, Series B, Series C and Series D shareholders. Each share of Preferred Stock will automatically convert into Common Stock in the event of an underwritten public offering of our Common Stock with proceeds of at least $30,000,000.

       In addition, upon a qualified Initial Public Offering or organic change (as defined in the Agreement), the conversion price of Series E-2 shares of preferred stock shall be reduced (but not increased) to provide the holders an internal compounded rate of return of 15%.

       VOTING
       Senior Preferred Stock has voting rights, on an as-if converted basis, identical to Common Stock.

       DIVIDENDS
       In conjunction with the issuance of the Series E-2 Preferred Stock during 2000, the Company amended its Articles of Incorporation to remove all dividend rights relative to the Series A, B, C and D Preferred Shareholders. Also, the holders of the Series C and D

NETSCHOOLS CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       Preferred Stock waived all rights to dividends which had previously accrued on their respective instruments. Accordingly, the Company has reversed the amount previously recorded for "Accretion to Redemption Value" in the Statements of Changes in Shareholder' Deficit during 2000.

       LIQUIDATION
       In the event of liquidation, Series A, Series B, Series C, Series D, Series E and Series 1 Preferred Stockholders are entitled to receive $2.81, $4.44, $7.00, $6.35, $2.35 and $.0001818 per share, respectively.
       If assets and funds are insufficient to be distributed among all the holders of preferred stock, such assets and funds will first be distributed ratably among the holders of the Series E Preferred Stock until they have received their total relative aggregate Preferred Stock Liquidation Preference Amount, then ratably among the holders of the Series C and D Preferred Stock in proportion to their relative aggregate Preferred Stock Liquidation Amounts, then ratably among the holders of the Series A and B Preferred Stock in proportion to their relative aggregate Preferred Stock Liquidation Amount and then among the holders of Series 1 Preferred Stock.

       REDEMPTION
       Beginning June 30, 2005 and May 7, 2006, all outstanding shares of the Series C and Series D Preferred Stock, respectively, are eligible to be redeemed in full by the Company. In the event of redemption, each holder of the Series C and Series D Preferred Stock would be entitled to receive $7.00 and $6.35 per share, respectively.

       On or after June 1, 2005, the Company shall redeem the issued and outstanding shares of Series E Preferred Stock which the holders of the Series E Preferred Stock have elected to redeem. The redemption amount will be at a cash price equal to the fair market value, as determined by a disinterested nationally or regionally recognized investment banking firm. At the completion of an organic change, as defined, the holders of Series 1 Preferred Stock may redeem their shares for the amount of their original investment.

       WARRANTS
       In connection with the financing agreement (Note 5), we issued warrants to purchase 78,829 shares of Series B Preferred Stock at $4.44 per share and 60,000 shares of Series D Preferred Stock at $6.35 per share. The Series B and D warrants are exercisable at any time prior to their expiration in 2002 and 2003, respectively. The fair value of the warrants have not been material to the financial statements. No warrants had been exercised as of December 31, 2001.

       In connection with the issuance of Series C and Series D Preferred Stock we issued warrants to purchase 708,464 and 1,214,298 shares of Series C and Series D Preferred Stock at $7.00 and $6.35 per share, respectively, which are exercisable at any time prior to their expiration in 2005 and 2006, respectively. We determined the value of warrants to be $2,900,000 by using the Black-Scholes model. No warrants had been exercised as of December 31, 2001.

       In connection with the issuance of the Series E-2 Preferred Stock, we issued warrants to purchase 1,335,106 shares of Series E-2 Preferred Stock at an exercise price equal to

NETSCHOOLS CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       $2.35. We determined the value of the warrants to be $1,974,000 using the Black-Scholes model. No warrants had been exercised as of December 31, 2001.

NETSCHOOLS CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

8.     COMMON STOCK

       The Company is authorized to issue 275,000,000 shares of Common Stock.

       Certain Common Stock was issued to the founders of the Company pursuant to Stock Repurchase Agreements that provide that, in the event that either founder ceases to be an employee or consultant to the Company, the Company has the right to repurchase all or any portion of the shares held by the founder, subject to a two-year vesting period, at the original purchase price of $0.01 per share. Also in connection with issuance of the founders' shares, the founders contributed technical know-how which did not result in accounting recognition in the accompanying financial statements. At December 31, 2001, all such shares were fully vested.


9.     1996 STOCK OPTION PLAN

       In October 1996, the Board of Directors adopted the 1996 Stock Option Plan (the "Plan") providing for the issuance of incentive or nonstatutory Common Stock options to employees and consultants of the Company. At December 31, 2001, a total of 5,000,000 shares of Common Stock were reserved for issuance pursuant to the Plan.

       Options under the Plan may be granted for periods of up to ten years at prices at the date of grant of no less than the fair market value per share for incentive stock options and not less than 85% of the fair market value per share for nonstatutory stock options, except for options granted to a person owning greater than 10% of the total combined voting power of all classes of stock of the Company, for which the price of the option must be no less than 110% of the fair market value. The fair market value of our Common Stock is determined by the Board of Directors or a committee thereof. Options are exercisable at the date of grant and generally vest 25% at the end of the first year and at a rate of 1/48 per month thereafter. Shares issued as a result of unvested option exercises are subject to repurchase by the Company. As of December 31, 2001, no shares issued related to option exercises were subject to repurchase.

       The following table summarizes option activity under the Plan during 2000 and 2001:

                                          SHARES
                                         AVAILABLE     NUMBER OF       EXERCISE
                                         FOR GRANT       SHARES         PRICE
                                         ---------     ---------    -------------
         Balance at December 31, 1999    2,359,940     2,486,115    $1.00 - $1.25
           Granted                      (1,343,500)    1,343,500    $0.50 - $1.25
           Exercised                            --       (32,648)   $1.00 - $1.10
           Forfeited                       660,017      (660,017)   $1.00 - $1.25
                                         ---------     ---------    -------------
         Balance at December 31, 2000    1,676,457     3,136,950    $0.50 - $1.25
           Granted                      (1,210,755)    1,210,755    $0.50
           Exercised                            --      (201,260)   $0.50 - $1.25
           Forfeited                       864,512      (864,512)   $0.50 - $1.25
                                         ---------     ---------    -------------
         Balance at December 31, 2001    1,330,214     3,281,933    $0.50 - $1.25
                                         =========     =========    =============

NETSCHOOLS CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       The options outstanding and currently exercisable by exercise price at December 31, 2001 are as follows:

                            OPTIONS OUTSTANDING AND EXERCISABLE
          ---------------------------------------------------------------------
                                                      WEIGHTED
                                                      AVERAGE
                                                     REMAINING        WEIGHTED
                                                    CONTRACTUAL       AVERAGE
              EXERCISE                NUMBER           LIFE           EXERCISE
               PRICE                OUTSTANDING      (IN YEARS)        PRICE
          --------------            -----------      ----------     -----------
          $        0.50              1,396,280          9.05         $     .50
          $        1.00                249,416          5.45         $    1.00
          $        1.10              1,011,531          7.58         $    1.10
          $        1.25                624,706          8.32         $    1.25
          -------------              ---------     ---------         ---------
          $0.50 - $1.25              3,281,933          8.18         $     .87
          -------------              ---------     ---------         ---------

       The Company accounts for employee stock options in accordance with Accounting Principles Board Option 25, Accounting For Stock Issued to Employees and related interpretations. The estimated fair market value of an option is determined by the compensation committee and approved by the Board of Directors. The Company recognized no compensation expense relative to options granted in 2001 and 2000, respectively.

       The Company has adopted the disclosure-only provision of Financial Accounting Standards Board Statement 123 ("FAS 123"), Accounting for Stock-Based Compensation, which defines a fair value based method whereby compensation expense is measured at the grant date based on the fair value of the award. Had compensation cost for the Company's stock-based compensation plan been determined on a fair value basis in accordance with the provisions of this statement, the Company's net loss for the years ended December 31, 2001, would have been as follows:

                            2001           2000
                       ------------    ------------
         As reported   $(19,164,000)   $(26,720,000)
         Pro forma      (19,273,000)    (27,079,000)

       The amount of the pro forma charge has been determined using the minimum value method as permitted for private companies by FAS 123. For purposes of the calculation, management used the following assumptions:

                                       2001     2000
                                     -------  --------
         Risk free interest rate       5.10%    5.10%
         Expected term                6 years  6 years
         Expected volatility          80.00%   80.00%
         Expected dividend yield       0.00%    0.00%

NETSCHOOLS CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

10.    INCOME TAXES

       Significant components of our deferred tax liabilities and assets as of December 31, 2001 and 2000, are as follows:

                                                      2001            2000
                                                  ------------    ------------
         Deferred tax assets
           Net operating loss carryforwards       $ 27,202,000    $ 21,410,000
           Capitalized research and development      4,387,000       5,690,000
           Accrued liabilities and reserves          3,200,000         724,000
           Research and development credits            601,000         601,000
           Other                                       773,000         799,000
                                                  ------------    ------------
             Total deferred tax assets              36,163,000      29,224,000
                                                  ------------    ------------
             Less: Valuation allowance             (36,163,000)    (29,224,000)
                                                  ------------    ------------
         Net deferred tax assets                  $         --    $         --
                                                  ============    ============


       The Company has provided a valuation allowance for the full amount of our net deferred tax assets since management believes that realization of any future benefit from deductible temporary differences, net operating loss and tax credit carryforwards cannot be sufficiently assured at December 31, 2001.

       At December 31, 2001, the Company had federal net operating loss carryforwards and tax credit carryforwards of approximately $76 million and $416,000, respectively, available to reduce future taxable income, which expire beginning in 2016. The Company's ability to utilize net operating loss carryforwards and tax credits is subject to limitations as set forth in applicable federal and state tax laws. As specified in the Internal Revenue Code, an ownership change of more than 50% by a combination of the Company's significant stockholders during any three-year period would result in certain limitations on the Company's ability to utilize its net operating loss and credit carryforwards. It is likely that such a change in ownership occurred in 1997 and 2000.

NETSCHOOLS CORPORATION

UNAUDITED INTERIM FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED APRIL 30, 2002

NETSCHOOLS CORPORATION
UNAUDITED CONDENSED BALANCE SHEET
AS OF APRIL 30, 2002

ASSETS
Current assets
  Cash and cash equivalents                                       $     164,000
  Accounts receivable, net                                              700,000
  Inventory, net                                                        500,000
  Deferred charges                                                    1,640,000
  Other current assets                                                  149,000
                                                                  -------------
   Total current assets                                               3,153,000
  Property and equipment, net                                           935,000
  Other non current assets                                              136,000
                                                                  -------------
   Total assets                                                   $   4,224,000
                                                                  =============

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities
  Accounts payable                                                $   2,470,000
  Accrued liabilities                                                 1,647,000
  Deferred revenues                                                   3,864,000
  Current maturities of long-term debt                               10,783,000
  Current maturities of capital lease obligation                         71,000
                                                                  -------------
   Total current liabilities                                         18,835,000
  Capital lease obligations                                              69,000
                                                                  -------------
   Total liabilities                                                 18,904,000
                                                                  -------------
Commitments and contingencies
Convertible preferred stock, Series A                                 5,944,000
Convertible preferred stock, Series B                                 7,982,000
Mandatorily redeemable convertible preferred stock, Series C         19,744,000
Mandatorily redeemable convertible preferred stock, Series D         27,088,000
Mandatorily redeemable convertible preferred stock, Series E         29,084,000
Mandatorily redeemable convertible preferred stock, Series 1              1,000
                                                                  -------------
                                                                     89,843,000
                                                                  -------------
Shareholders' deficit:
  Common Stock                                                        2,128,000
  Accumulated deficit                                              (106,651,000)
                                                                  -------------
   Total shareholders' deficit                                     (104,523,000)
                                                                  -------------
   Total liabilities and shareholders deficit                     $   4,224,000
                                                                  =============

 The accompanying notes are an integral part of these financial statements.

NETSCHOOLS CORPORATION
UNAUDITED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED APRIL 30, 2002

Revenues                                                           $  5,236,000

Cost of revenues                                                      5,692,000
Selling, general and administrative                                   3,917,000
Research and development                                              1,668,000
                                                                   ------------
  Total operating expenses                                           11,277,000
                                                                   ------------

  Loss from operations                                               (6,041,000)

Interest expense, net                                                   587,000
                                                                   ------------
  Net loss                                                         $ (6,628,000)
                                                                   ============

 The accompanying notes are an integral part of these financial statements.

 NETSCHOOLS CORPORATION
 UNAUDITED STATEMENT OF CASH FLOWS
 FOR THE SIX MONTHS ENDED APRIL 30, 2002

Cash flows from operating activities:
     Net loss                                                                    $ (6,628,000)
     Adjustments to reconcile net loss to net cash used
     in operating activities:
     Depreciation and amortization                                                    308,000
     Changes in assets and liabilities:
     Accounts receivable                                                            1,703,000
     Inventory                                                                        (88,000)
     Deferred charges                                                               1,640,000
     Other current assets                                                              59,000
     Other noncurrent assets                                                          186,000
     Accounts payable                                                                (235,000)
     Accrued liabilities                                                              385,000
     Deferred revenues                                                             (3,622,000)
                                                                                  -----------
         Net cash used in operating activities                                     (6,292,000)
                                                                                  -----------

Cash flows from investing activities:
     Purchases of property and equipment                                               (7,000)
                                                                                  -----------
         Net cash used in investing activities                                         (7,000)
                                                                                  -----------

Cash flows from financing activities:
     Proceeds from notes payable                                                    4,604,000
     Proceeds from line of credit, net of payments                                   (681,000)
     Payments on capital leases                                                        (6,000)
     Proceeds from issuance of common stock                                             2,000
     Proceeds from issuance of preferred stock, net of issuance costs                   1,000
                                                                                  -----------
         Net cash provided by financing activities                                  3,920,000
                                                                                  -----------

Net decrease in cash and cash equivalents                                          (2,379,000)
Cash and cash equivalents at beginning of period                                    2,543,000
                                                                                  -----------
Cash and cash equivalents at end of period                                        $   164,000
                                                                                  ===========

   The accompanying notes are an integral part of these financial statements.

NETSCHOOLS CORPORATION
NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

Business

NetSchools Corporation was incorporated in the State of California in April 1996 to engage in the design, development, and marketing of computer software and hardware products for use in educational applications.

All of the outstanding stock of NetSchools Corporation was purchased by PLATO Learning, Inc. effective May 9, 2002.

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. We have included all normal recurring adjustments considered necessary to give a fair presentation of our operating results for the interim periods shown. Operating results for these interim periods are not necessarily indicative of the results to be expected for the full fiscal year. For further information, refer to our audited financial statements and accompanying notes for the years ended December 31, 2001 and 2000.